                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Diedrich Coffee, Inc. of our report dated August 16, 1996 relating to the consolidated financial statements of Coffee People, Inc. (formerly Gloria Jean's Inc.), which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
-------------------------------------------------
    PricewaterhouseCoopers LLP

Toronto, Ontario

June 4, 1999